Exhibit 99.3

FORM OF BROKER LETTER

PINNACLE ENTERTAINMENT, INC.

$200,000,000

OFFER TO EXCHANGE

8.25% SENIOR SUBORDINATED NOTES DUE 2012,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

FOR ANY AND ALL OUTSTANDING 8.25% SENIOR SUBORDINATED NOTES DUE 2012

Pursuant to the Prospectus dated             , 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2004, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Our Clients:

We are enclosing herewith a Prospectus, dated             , 2004 (the “Prospectus”), of Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), and related Letter of Transmittal (which, together with the Prospectus, constitute the “Exchange Offer”) relating to the offer by the Company to exchange up to $200 million aggregate principal amount of 8.25% senior subordinated notes due 2012 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (including the guarantees thereof, the “Exchange Notes”), for any and all outstanding 8.25% senior subordinated notes due 2012 that the Company issued on March 15, 2004 (including the guarantees thereof, the “Old Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

We are the holder of record of Old Notes held by us for your own account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned hereby acknowledges receipt of the Prospectus and the accompanying Letter of Transmittal relating to the exchange of the Old Notes for the Exchange Notes, which have been registered under the Securities Act, upon the terms and subject to the conditions set forth in the Exchange Offer.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in an amount):

$                     of the 8.25% Senior Subordinated Notes due 2012

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Old Notes held by you for the account of the undersigned (insert amount of Old Notes to be tendered (if any):

$                     of the 8.25% Senior Subordinated Notes due 2012

☐	Not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited the representations that:

•	the Exchange Notes to be acquired in connection with the Exchange Offer by each beneficial owner of the Old Notes are being acquired by such beneficial owner in the ordinary course of business of such beneficial owner;

•	each beneficial owner is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes;

•	each beneficial owner acknowledges and agrees that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the applicable no-action letters, see “The Exchange Offer — Resale of Exchange Notes” in the Prospectus;

•	each beneficial owner understands that a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the Commission;

•	no such beneficial owner is an “affiliate,” as defined under Rule 144 of the Securities Act, of ours; and

•	in connection with a book-entry transfer, each participant will confirm that it makes the representations and warranties set forth in the Letter of Transmittal.

Name of beneficial owner(s):

Signature(s):

Name(s) (please print:

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: